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                                                                   EXHIBIT 21.1



      SUBSIDIARIES OF THE COMPANY                     STATE OF INCORPORATION
-----------------------------------------           --------------------------
  Let's Talk Cellular of Bayside, Inc.                        Florida

    LTC Kiosk Management Corporation                          Florida

    National Cellular, Incorporated                            Texas

      Telephone Warehouse, Inc.                               Delaware